Shipbuilding Contract

for the supply of

one A.H.T.S. Vessel

Fincantieri no. 6160

between

FINCANTIERI Cantieri Navali Italiani S.p.A.

and

ATL Offshore GmbH

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TABLE OF CONTENTS

article 1	Object of the contract
article 2	Ship’s classification – Rules and regulations - Certificates
article 3	Ship characteristics
article 4	Exclusions from Fincantieri’s supply - ATL’s supply
article 5	Work preparation – Supplies by third parties
article 6	Shipyard number
article 7	Inspection during construction
article 8	Delivery – Liquidated damages
article 9	Price
article 10	Payment procedures
article 11	Defaults
article 12	Trials
article 13	Performances – Liquidated damages
article 14	Maximum amount of liquidated damages
article 15	Termination of the contract
article 16	Insurance
article 17	Modifications to plans and Technical specifications
article 18	Events of force majeure
article 19	Patents
article 20	Intellectual property rights
article 21	Assignment of the contract
article 22	Property rights of the Ship
article 23	Responsibility after delivery
article 24	Technical guarantee
article 25	Taxes – Duties and other charges
article 26	Confidentiality
article 27	Contract effective date
article 28	Law and disputes
article 29	Miscellaneous
article 30	Election of domicile

Enclosure "A" -	Protocol of delivery and acceptance of the Ship (Art. 8)
Enclosure “B” -	Model of Bank Guarantee for Advance Payment (Art. 10)
Enclosure “C” -	Model of Bank Guarantee for Progress Payment (Art. 10)
Enclosure “D” -	Model of Bank Guarantee for Technical Guarantee Period

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CONTRACT
between

—  The ATL Offshore GmbH, located at Garrelsstr. 14, 26789 Leer, Germany, hereinafter referred to as "ATL" (or “the Customer”), represented by Dr. Niels Hartmann on one part

and

—  FINCANTIERI Cantieri Navali Italiani S.p.A., a Company organised and existing under the laws of the Republic of Italy, with Naval Vessel Business Unit located at Via Cipro, 11, 16129 Genoa, Italy, hereinafter referred to as  "FINC", represented by Mr.Enrico Bonetti as per proxy dated 20 September 2006, on the other part

hereinafter defined Party and/or Parties.

WHEREBY IT IS AGREED AS FOLLOWS:

ARTICLE 1.   OBJECT OF THE CONTRACT

1.1.  FINC’s obligations shall consist in supplying one “Anchor Handling, Towing and Supply“ Vessel (hereinafter referred to as the "Ship"), to be built at FINC’s Shipyards and delivered to ATL, which agrees to accept delivery from FINC, and built in accordance with the conditions and stipulations stated herein, and as specified in the following technical documents:

Specification :
BS 8000000M rev. 0 dated 20/09/06 – Technical Specifications

Drawings :
2000-100 rev. 02 – General Arrangement (Moss Maritime)
2000-101 rev. 02 – Tankplan (Moss Maritime)

which, signed by both Parties, are an integral part hereof, although not attached hereto.

1.2. In the event of conflict between this Contract and the Specification of Art.1.1 and / or the Plans, the provisions of this Contract shall prevail. In the event of conflict between the Specification and the Plans of Art.1.1, the provisions of the Specification shall prevail.

1.3	The main characteristic of the Ship is in moving the anchors of off-shore platforms and in rendering services to the platforms.

ARTICLE 2.   SHIP’s CLASSIFICATION - RULES AND REGULATIONS - CERTIFICATES
2.1.   The Ship shall be built :
(a) under the survey of the classification society American Bureau of Shipping (hereafter “ABS” or the “Classification Society”) in accordance with the rules and regulations in force at the date of this Contract in order to obtain  the Class as stated in the Technical Specifications: the Vessel will be built as if she will fly Italian flag.

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(b) in compliance with the Main Groups of the Technical Specifications.
Should it so happen there be a conflict, the Main Groups of the Technical Specifications will prevail over the Main Group 1 – General.
In the event of conflict between the Technical Specifications and/or the Plans, the provisions of the Technical Specifications shall prevail.

2.2         The Ship will comply with the provisions of the Laws, Rules, Regulations and Recommendations mentioned in the Technical Specifications, published and in force at the signature  of this Contract . For provisions of  Laws, Rules and  Regulations which could enter in force in the period between the signature of the Contract and the delivery of the Ship, the disposals contained in Art 17.2. will apply.
On Ship’s delivery, FINC shall hand over to ATL the certificates and documents mentioned in the foregoing Technical Specifications.
Classification, testing and survey charges to be paid to the foregoing Classification Society for the items supplied by FINC shall be for the account of FINC.
The decisions by the Classification Society as to the Ship’s compliance or non-compliance with the rules and regulations whose observance is compulsory shall be binding on both Parties hereto.

ARTICLE 3.    SHIP CHARACTERISTICS

3.1.  The Ship shall have the following main dimensions and characteristics:
Length, overall	abt. 76,50 m
Length between perpendiculars	67,40 m
Breadth, moulded	17,50 m
Depth, moulded	8,00 m
Full Load Displacement (890 t of fuel)	abt. 6.320 t
Corresponding moulded draught	abt. 6,80 m
Sea Trial Draught	5,00 m
Corresponding Displacement	abt. 4.275 t
Maximum Deadweight	not less than 3.000 t
Corresponding moulded draught	abt. 6,80 m
Maximum speed at 5,00 m draught	16,3 kt
Bollard Pull	180 t
The foregoing main dimensions may be slightly modified, to the sole judgement of FINC, should FINC deem such modifications necessary to fulfil the draft, deadweight and speed contract conditions.

3.2.   Cargo capacity:
The Vessel’s deadweight shall be 2.210 tons (of 1000 kg each) at a mean draft in saltwater (specific gravity 1.025) of 6,00 metres above base line. The specified deadweight shall include fuel, provisions, carried chains, cables for AH activities, stores, freshwater, crew and passengers in addition to spare parts in excess of the requirements of Class.
In case some options, with respect to the basic configuration, are agreed, then deriving reduction in contractual deadweight shall be duly taken into account.

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3.3.   Speed:
The Vessel’s average speed at sea trials undertaken as per Technical Specification shall be at least 16,3 knots at 100% of max. continuous power, with the gear box driven alternator developing zero output.

3.4.   Fuel consumption:
The fuel consumption of each main engine on test bed, including four driven pumps, shall not exceed 186,2 grams per kW per hour at 100% of max. continuous power using grade MDO fuel  with an effective calorific value of at least 42,7 MJ/kg.

3.5.   Propulsion machinery:
Type : 4 Diesel Engines (see Technical Specification).
Max. continuous power  = 4 x 3.000 kW each.

3.6.   Ship’s design and building will be in accordance with the rules and regulations indicated at Para. 112 of the Technical Specification, and with ISO 9001:2000 concerning the Quality Assurance System to be activated for the Contract duration.

ARTICLE 4.   EXCLUSIONS FROM FINC'S SUPPLY - ATL'S SUPPLY
FINC's supply shall exclude any item, piece of equipment and/or machinery not expressly indicated as included in the Technical Specification.
The ATL’s supplies shall reach FINC’s Shipyard, delivered free to FINC’s Shipyard, according to FINC’s instructions.
Fuel-oil and lubricants for the set-up of the on-board plants and for all the trials of the Ship afloat shall be paid by FINC ; the residue fuel-oil and lubricants existing on-board on date of delivery will be paid by ATL.

ARTICLE 5. WORK PREPARATION - SUPPLIES BY THIRD PARTIES

5.1.  Transmission of technical documentation: with reference to plans and drawings listed in Annex D of the Technical Specifications, the  procedure  “121.a  Work preparation” of the Technical Specification, shall apply.

5.2.   The major sub-contractors / sub-suppliers are listed in the Vendor List attached to BS 8000000M rev. 0, dated 20/09/06 – Technical Specifications, and  FINC will be free to choose among the names listed sending information in writing to ATL in advance before placing the orders. The sub-contractors / sub-supplier of other items will be designated by FINC during construction who will take in consideration possible requests of ATL.
Any contact with FINC's Suppliers in connection with the supplies intended for the Ship object of this Contract shall, in any case, be carried out through FINC.
FINC shall guarantee ATL for all the supplies from third parties as set forth in Article 24. hereof.

ARTICLE 6.   SHIPYARD  NUMBER
The Ship object of this Contract shall be identified with the Shipyard Number 006160.

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ARTICLE 7.   INSPECTION  DURING  CONSTRUCTION
During the Ship's construction, ATL shall have the right to have the Ship and all engines, auxiliary machinery, outfit, furnishings, etc. inspected by its authorised Representatives. To this purpose, ATL’s authorised Representatives shall be granted by FINC free access - during working hours - to the Ship, FINC's premises and plants and, in case that parts intended for the Ship object of this Contract may have been sub-contracted by FINC, free access shall be granted also to subcontractors’ plants.
ATL and/or its authorised Representatives shall promptly notify in writing FINC of the non-compliance with the contractual conditions of materials, works, machinery and manufactures. Failure to serve prompt notification of such defects and/or deviations shall be considered to all effects as an acceptance of whatever inspected.
FINC shall take into due account reasonable remarks, if any, by ATL or by its Representatives, within the limits of the contractual obligations.
ATL’s authorised Representatives shall comply with the work rules prevailing at FINC's premises as far as they may be concerned. They shall also address their remarks exclusively to FINC's appointed Representatives.
Should ATL elect to entrust the inspection to persons outside its organisation, such persons shall be subject to FINC's prior approval.
FINC shall give to ATL reasonable advance notice about the dates of the tests of the main machinery.
On completion of test operations for major items, Protocols of Acceptance shall be drawn up and undersigned by ATL’s and FINC's Representatives and, wherever required, by the Classification Society.
FINC shall provide within its Shipyard suitably furnished office spaces for ATL’s Representatives, for the proper performance of their duties.

ARTICLE 8.   DELIVERY  -  LIQUIDATED  DAMAGES

8.1.   The Ship will be delivered within 31/12/2008.
The delivery of the Ship means the presentation of the Ship afloat at FINC shipyard in Italy, moored at quay, free from encumbrances or liens, upon satisfactory trial completion .

A Protocol of Delivery and Acceptance, according to Enclosure "A", will be signed by FINC and ATL and the following documents will be handed over to ATL:
(A)  Invoice for the total final price.
(B)  Declaration of Warranty of FINC that the Ship is delivered to ATL free and clear of any all liens, claims or other encumbrances upon the Ship, and in particular that the Ship is absolutely free from all burdens, in the nature of imposts, taxes or charges imposed by the city, state or county of the port of delivery, as well as from all liabilities arising from the construction or operation of the Ship on trial runs or otherwise, prior to delivery and acceptance.

(C)  Documents provided in the Technical Specifications, in the usual form they are issued on delivery.

8.2. The Ship shall be delivered to ATL pursuant to the terms of this Contract and provided the payments hereinafter specified are made within the terms set forth, upon completion of trials, in the Italian harbour where the Ship is moored at that time, at the date established in previous 8.1., subject to the extension due to events of Force Majeure as set forth in Article 18. hereof, to modifications set forth in Article 17. hereof and to delay in payment as below.
FINC shall be entitled to one (1) day extension in delivery time for each day of delay in the payment of any instalment.

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8.3.   Should the Ship not be delivered within the contract term for causes for which FINC is liable, FINC shall pay to ATL, as final liquidated damages, an amount of EURO for each calendar day of delay as follows :
1st - 15th day	No liquidated damages
16th - 30th day	Euro 5.000,00 (fivethousand)
31st - 60th day	Euro 10.000,00 (tenthousand)
61st – 120th day	Euro 15.000,00 (fifteenthousand)

Should the delay in the delivery of the Ship, for causes for which FINC is liable, exceeds by 120 (onehundredtwenty) calendar days the foregoing delivery date - as extended according to this Article and Articles 17. and 18. hereof – ATL, as an alternative to continue in receiving the foregoing liquidated damages, shall have the right to resolve this Contract with the consequences set forth in Article 15. hereof.

8.4.  In the event that defects and/or deviations, which could be easily eliminated, should emerge on Ship delivery, FINC undertakes to eliminate them at its own expense.
However, should such an elimination entail costs and work time disproportionate to the benefit ensuing for ATL, ATL shall be entitled to a price reduction, if any, but shall not have the right to refuse to take delivery of the Ship.
However, should the Ship present defects and deviations such as to make same unsuited to the service for which she has been ordered, ATL shall have the right to resolve this Contract with the consequences provided for in Article 15. hereof.

ARTICLE 9.   PRICE
ATL shall pay to FINC the price, fixed and not subject to adjustment, of:
Euro  35.864.000  (thirtyfivemillioneighthundredsixtyfourthousand Euro).

ARTICLE 10.   PAYMENT PROCEDURES

10.1.  ATL  will   proceed as follows :
—  the first  (10.2.a ) and second (10.2.b) instalment will be paid directly by ATL;
—  the third  (10.2.c ) and  fourth (10.2.d) instalment will be paid directly by ATL but supported by a Comfort Letter issued by the Bank of ATL, which will be  delivered to FINC within three months from Contract Effective Date;
—  the fifth (10.2.e) instalment will be paid through a Letter of Credit opened  by ATL through its bank and confirmed by ATL in a bank indicated by FINC , which will be opened and confirmed one year before the Contract Delivery  Date indicate in Art. 8.1.; or as an alternative this instalment shall be granted by a Guarantee Letter issued by the Mother Company of ATL.

10.2.   The price referred to in Article 9 hereof shall be paid by ATL to FINC as below :

a) The sum of Euro 1.793.200.==
(onemillionsevenhundredninetythreethousandtwohundred Euro) representing five per cent (5%) of the contract price stated under foregoing Article 9., to be paid upon signature of the Contract and as a condition for the Contract Effective Date, upon presentation by FINC to ATL of:

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•        the relevant invoice;
•        a guarantee issued as per model in Enclosure B.

b) The sum of Euro Euro 1.793.200.==
(onemillionsevenhundredninetythreethousandtwohundred Euro) representing five per cent (5%) of the contract price stated under foregoing Article 9., to be paid upon presentation by FINC to ATL of:
•        the relevant invoice;
•        a certificate issued by the Classification Society stating the beginning of steel cutting;
•        the  guarantee issued as per model in Enclosure C.

c) The sum of Euro 3.586.400.==
(tremillionfivehundredeightysixthousandfourhundred Euro) representing ten per cent (10%) of the contract price stated under foregoing Article 9., to be paid upon presentation by FINC to ATL of:
•        the relevant invoice;
•        a certificate issued by the Classification Society stating the installation of the Main Engines;
•        the guarantee issued as per model in Enclosure C.

d) The sum of Euro 3.586.400==
(tremillionfivehundredeightysixthousandfourhundred Euro) representing 10 per cent (10%) of the contract price stated under foregoing Article 9., to be paid upon presentation by FINC to ATL of:
•        the relevant invoice;
•        a certificate issued by the Classification Society stating that the Ship has been launched;
•        the  guarantee issued as per model in Enclosure C.

e) The sum of Euro 25.104.800.==
(twentyfivemilliononehundredfourthousandeighthundred Euro) representing seventy per cent (70%) of the contract price stated under foregoing Article 9., to be paid on presentation by FINC to the bank in which the Letter of Credit has been confirmed or, in the case of payment granted by Guarantee Letter from the mother company, by presentation to ATL, of:
•        an original of the relevant invoice;
•        an original of the Protocol of Delivery and Acceptance of the Ship as per
  Enclosure A;
•        the  guarantee issued as per model in Enclosure D.

10.2.  All payments to FINC are to be made in Italy in EURO at a bank to be designated by FINC, without any deduction whatsoever, on the dates the payments are due.
Any possible expenses  connected with payments, opening and confirming of the Letter of Credit, will be at ATL’s account, except those incurred by FINC's Bank for the account of FINC.

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The amounts due by ATL or by FINC for the modifications, if any, to the Technical Specification and to the Plans shall be paid up to fifty per cent (50%) on ordering of such modifications, and the balance upon Ship delivery.

Liquidated damages, if any, for delivery and minor performances shall be determined on Ship delivery and the relevant amount shall be paid to the Party entitled thereto on same date.

ATL shall not delay or discontinue any payment foreseen in this Contract for any reason whatsoever. Exceptions and/or claims, if any, by ATL against FINC, shall be asserted separately according to the provisions set forth in Article 28. hereof.

ARTICLE 11.   DEFAULTS
Should ATL be in default in the payment of any contractual instalment and/or other amounts due whatsoever, then ATL shall pay to FINC - as from the due date - an interest at the rate of two per cent (2%) per annum over EURIBOR at 6 months.

Should the aforesaid delay exceed thirty (30) days from the due date, then FINC shall be entitled to discontinue any further work on the Ship until payment of the outstanding amount and interest thereon has been made, serving relevant notice to ATL.
Should the aforesaid delay exceed three (3) months from the due date, then FINC shall be free to act according to its rights, including the resolution of the present Contract or, in case of payments granted by the Guarantee Letter issued by the Mother Company of ATL, claiming the due payments from the “mother company”. Should ATL fail to take delivery of the completed Ship in accordance with the conditions of this Contract, and this not even within the term notified by registered letter sent to its address, as set forth in Article 8.1. hereof, then the delivery of the Ship shall be regarded as occurred both to the effects of the expiration of payments contractually due on Ship delivery, and to the effects of the guarantee period running.

ARTICLE 12.   TRIALS
The Ship  shall run the following test and trials:
(1)  Harbour Acceptance Tests, including setting to work of the various equipment;
(2)  Sea Acceptance Trials.
The sea trial schedule shall be timely agreed upon between ATL, FINC and the Classification society.
The sea trial under para. (2) above shall be conducted as indicated in the Technical Specification.
Should the weather conditions (no wind, no waves or swell) not occur on the days scheduled for trials, FINC shall have the right to postpone it. In such a case, FINC shall be entitled to an extension of Ship delivery term equal to the whole postponement time period.
FINC shall have the option to carry out preliminary sea-trials for the adjustment of the propulsion machinery starting and operation as FINC may deem fit.
FINC shall have the right to repeat any trial whatsoever.
Should any breakdowns occur during sea-trials, entailing their interruption or irregular performance, the trial so affected shall be cancelled and shall be repeated by and at the expense of FINC.  The time period required for repairs shall produce an extension in the delivery term to be agreed upon between ATL and FINC.

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However, if such breakdowns could be repaired by the normal means available on board, the trial, by previous agreement between ATL and Builder, shall be continued and considered as valid in all respects.

ARTICLE 13.   PERFORMANCES  -  LIQUIDATED  DAMAGES
13.1.   Speed
Should the Ship's speed at trial displacement and under the conditions stated in the Technical Specification be lower than the value stated in  Art 3.3., FINC shall pay to ATL, as final liquidated damages, the following amounts:
—  for the first 0.5.knot of less speed:  nothing;
—  for further 0.5 knot of less speed up to 1 knot: Euro 15.000,00 (fifteenthousand) per tenth of knot;
—  for further 0.5 knot of less speed up to 1.5 knots: Euro 25.000,00 (twentyfivethousand) per tenth of knot;
Should the Ship's speed be lower than 1,5 knots of the speed as per Art. 3.3 above, then ATL, as an alternative to receiving the above liquidated damages, shall have the option to resolve this Contract with the consequences provided for in Art. 15. hereof.

13.2.  Deficiency in Fuel Consumption
(a)           If the fuel consumption on the test bed trials exceeds the figure stipulated in Article 3.4. by more than 5% but below 8%, FINC will pay as liquidated damages  Euro  50.000,00 (fiftythousand) for each full percentage between the two figures per gram per kW per hour.
(b)           If the fuel consumption on the test bed exceeds the figure stipulated in Article 3.4. by more than 8%, ATL may, at its option, (1) reject the main engine or (2) accept the main engine by cashing the maximum amount referred to above. If ATL rejects the main engine and FINC as a consequence is unable to deliver the Ship within the contractual delivery time, ATL may resolve  the Contract.

13.3.   Deficiency in Bollard Pull
If the Vessel Bollard Pull  as per Art 3.1., to be obtained in correspondence to 100% of max. continuous power on each propeller contemporarily, is not achieved, FINC will pay as liquidated damages to ATL as follows:
—  for each full ton reduction up to 184 tons:  no damages;
—  for each full ton reduction in the bollard pull from 184 to 180 achieved tons, a liquidated damages of Euro 30.000,00 (thirtythousand).

If the deficiency in bollard pull is more than 8 tons, ATL may resolve  the Contract.

13.4. Deficiency in Deadweight
If the deadweight as per Art 3.1 is not attained and the reduction exceeds 5% of the stipulated deadweight, FINC will pay as liquidated damages to ATL Euro 3.000,00 (threethousand) per ton of reduction.

If the reduction in deadweight is more than 10 % of the stipulated deadweight, ATL may resolve  the Contract.

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ARTICLE 14.   MAXIMUM  AMOUNT  OF  LIQUIDATED  DAMAGES
The maximum amount of liquidated damages referred to in Articles 8. (Delivery) and 13. (Performances) hereof, shall in no case whatsoever exceed ten per cent (10%) of the Ship price set forth in Articles 9., but should said amount exceed it, then ATL waives as from now its entitlement to any higher amount: ATL, as an alternative to receiving the above liquidated damages, shall have the option to resolve this Contract with the consequences provided for in Article 15. hereof.

ARTICLE 15.   RESOLUTION  OF  THE  CONTRACT
15.1.   In the event of resolution of this Contract by default of FINC, to which ATL has to send a warning notice to fulfil the Contract within three (3) months, ATL shall be entitled to:
(a)	the refund of all the sums paid to FINC for the Ship, increased by the an interest at the rate of two per cent ( 2%) per annum over EURIBOR at 6 months;
(b)	the payment, as compensation of final liquidated damages of any kind whatsoever, of the amount of Euro 300.000,00 (threehundredthousand).
The foregoing warning to fulfil the Contract shall conversely not be necessary in the events set forth in Articles 8.3 and 13.

15.2.  In the event that the cause of resolution of this Contract shall be a default of ATL, FINC will be entitled to be paid in proportion to the work done, the materials bought and the engagements undertaken, plus 10 % conventional profit on the value of  the  works which will not be done and will put at disposal of ATL the materials and/or parts of the Ship which ATL will be obliged to remove from FINC's Shipyard within six months from resolution, failing which removal FINC will have the right to consider all parts / materials abandoned and will have the right to fully dispose of them.

ARTICLE 16.   INSURANCE
The Ship under construction must be insured with leading Insurance Companies up to the time of delivery by and at the expenses of FINC against:
a)         all risks covered by "Institute Clauses for Builders' Risks" and usual supplementary conditions;
b)         all risks covered by "Institute War Clauses / Builders' Risks" and "Institute Strikes Clauses / Builders' Risks".

The insurance shall cover the contract value of the Ship.
The insured amounts shall be allocated to the repair of damages and/or to the reconstruction of the Ship.

In the event of a total constructive loss, arranged or compromised, and/or abandonment, FINC shall be entitled to withdraw from this Contract or to fulfil it but with the right to an adequate extension in the delivery term. Should FINC exercise its withdrawal right, ATL shall only be entitled to the reimbursement of the amounts already paid to FINC .
To guarantee such reimbursements, the insurance policies stipulated by FINC shall be bound in favour of ATL to the extent of payments made by ATL.

The covering of the aforementioned insurance and the due fulfilment by FINC of its obligations set forth herein, exempt FINC from any other whatsoever responsibility, both legal and contractual, in connection with the risk and damages of the Ship under construction.

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ARTICLE 17.    MODIFICATIONS  TO  PLANS  AND  SPECIFICATION
17.1.  FINC shall make the modifications, if any, to the Specification and Plans referred to in Article 1. hereof as may be requested by ATL provided that, in the unobjectionable opinion of FINC, such modifications or accumulation of modifications do not adversely affect the Ship's building programme and the production programmes of FINC and its Sub-contractors.
Both the requests by ATL and the relevant acceptance by FINC, shall be made in writing.
FINC shall notify in writing ATL of the variations in price and other contract conditions which the accepted modifications may entail and shall execute such modifications only upon written acceptance of the foregoing variations by ATL.
ATL’s written acceptance shall have to reach FINC within ten (10) days from the date of receipt of FINC's notice or within fifteen (15) days from the notice despatch by FINC, whichever is the shorter term.
Should such an acceptance not be received within the term set forth, FINC shall have the right to continue the Ship's construction as if no request for modification were made by ATL.
In case of disagreement on the price and/or consequent variations of the contract conditions concerning modifications accepted by FINC, ATL shall have the right to have such modifications performed, but it shall undertake, by written notice to FINC, to pay the price requested by FINC according to the terms of Article 10. hereof: ATL keep on its title to exercise its rights deriving from Art 28.

17.2.  In the event that, subsequent to the date of signature of this Contract, variations should be made to the provisions whose fulfilment is compulsory, FINC shall notify in writing ATL of the consequent modifications and price thereof.
ATL’s written acceptance shall have to reach FINC within ten (10) days from the date of receipt of FINC's notice or within fifteen (15) days from the notice despatch by FINC, whichever is the shorter term. Failing such acceptance, FINC shall carry out the notified modifications, which shall be considered to all effects as though they had been confirmed by ATL.
ATL shall pay the price requested by FINC according to the terms of Article 10. hereof, while keeps on  its title to exercise its rights deriving from art 28.

ARTICLE 18.   EVENTS  OF  FORCE  MAJEURE
Any event not caused by FINC and preventing FINC from the fulfilment of its obligations, shall be regarded as an event of force majeure.
Among the foregoing events are in any case included strikes, lockouts, plants occupation, non-co-operation and, in general, any work disturbance, delays in delivery of ferrous/light-alloy materials or of important finished or semi-finished items ordered to sub-suppliers (except late delivery due to late order by FINC), casting and machinery rejects and similar, as well as the effects that the foregoing facts may directly or indirectly have on the whole of FINC's engagements.
Should such events occur, the Ship's delivery term shall be extended by the period of time lost by FINC as a consequence of such events, provided that FINC timely notifies in writing ATL of that occurrence.

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ARTICLE 19.   PATENTS
FINC, for the items of its own supply, shall hold ATL harmless against any claim made by third parties for patent rights and for any other relevant reason, and FINC undertakes for its account every liability or indemnity whatsoever.

ARTICLE 20.   INTELLECTUAL  PROPERTY  RIGHTS
The Ship will be built based on the Design property of MOSS a.s. (Norway) under License for use of FINC for the Ship object of this Contract.
The technical information related to the Ship and furnished to ATL under this Contract, including reports, drawings and other data, are to be protected.
A dedicated “Non Disclosure Agreement” between FINC and ATL has been signed on 15.08.2006 and the Parties make reference to the disposal here contained for all effects.
None of the said information may be reproduced by ATL, unless with written consent of FINC which shall not be unreasonably withheld.
Notwithstanding the above, ATL shall have the right to use the information only for maintenance and repairs, and for commercial purposes .
FINC guarantees that the Ship shall not infringe any patent, copyright, registered design, trademark or trade name.
In the event of any action, claim or demand for the infringement of an Intellectual Property right by the use of the Ship, ATL shall inform FINC of such claim without delay.
FINC shall indemnify ATL in respect of any liability arising thereof and bear all expenses relating to the said action, claim or demand , provided FINC has been given the opportunity to conduct the action and / or proceedings at its own convenience.

ARTICLE 21.   ASSIGNMENT  OF  THE  CONTRACT

Neither of the Parties hereto shall assign this Contract to a third party unless prior consent of the other Party is given in writing, such consent not to be unreasonably withheld.

One, among others, conditions for consent is that the Assignee will maintain all guarantees received by FINC (Comfort Letter, Letter of Credit, etc.),  or in case of renewal by the Assignee such guarantees will be renewed in a manner not decreasing the level of guarantee of FINC.
In case of payments granted by Guarantee Letter issued by the mother company of ATL, then the mother company will in any case remain liable toward FINC of all obligations of the Assignee  deriving from the Contract , and these engagements will be contained in a separate documents to be agreed and delivered to FINC before the signature of the assignment.
The deed of assignment will be subject to the same legal formalities of this Contract.

For financing purposes ATL  can assign some rights hereof (agreed with FINC but in any case excluding mortgage or any lien on the ship  under progress) in order to obtain means  for the payment of  the third  (10.2.c ) and  fourth (10.2.d)  instalment.

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ARTICLE 22.   PROPERTY  RIGHTS  OF  THE VESSEL
During the construction, FINC and ATL undertake not to dispose of the hull and / or parts thereof, the engine and / or parts thereof, the machinery, equipment and / or outfitting materials and in general anything else intended for the construction of the Ship, and not to allow any mortgage or lien being registered on the Ship or part of the same .
The property of the Ship will pass on to ATL upon Ship delivery.

ARTICLE 23.   RESPONSIBILITY  AFTER  DELIVERY
On delivery of the Ship to ATL, every responsibility for the safety and for the use of the Ship is transferred to ATL, remaining on FINC only the guarantee obligations set forth in Article 24. hereof.

ARTICLE 24.   TECHNICAL  GUARANTEE

24.1.  The technical guarantee of the Ship shall have the not extendable validity of twelve (12) calendar months (except for those equipments for which the supplier grants a longer period ) commencing on the date of the Ship's delivery to ATL.
On ATL’s request, FINC shall, at its own expense, repair and/or replace at one of its Shipyards any part of its own supply (including the supply of its Sub-contractors and suppliers) for which ATL notifies on delivery defects or deviations or which, during the foregoing guarantee period, show defects and deviations not remarkable on delivery, chargeable either to design, materials or workmanship, provided that such defects and deviations are notified in writing to  FINC on delivery or, at the latest, within one (1) month from the date of their discovery and provided that ATL can prove that such defects and deviations are attributable to  FINC.

Repairs and replacements carried out by FINC in accordance with this Article shall be covered by a prolongation of guarantee governed by all the provisions of this Article but the extent of the guarantee shall in no case exceed the time period of twentyfour  (24) months from the date of Ship's delivery.

In the event that the Ship should need to be dry-docked, solely for repairs or for replacements made necessary by defects or deviations attributable to FINC, pursuant to the provisions of this Article, the relevant expenses shall be borne by FINC exclusively.

24.2.  Should it be necessary, owing to the conditions and location of the Ship or to avoid delays in carrying out urgent repairs or replacements, ATL may have the repair and/or replacement work covered by FINC's guarantee carried out elsewhere from FINC's Shipyards, provided that ATL previously notifies FINC, by letter or facsimile, about the type and extent of the defects or deviations to be remedied, stating the reason for necessity to have the work carried out elsewhere and provided the relevant approval from FINC is received by ATL.
In such a case, FINC shall reimburse to ATL the documented expenses incurred by ATL for such repairs and/or replacements.
Such a reimbursement, however, shall not exceed the cost which FINC would have borne by carrying out the repairs and/or replacements at its Shipyards.

If requested by FINC, ATL shall return, at its care and expense, the parts replaced.

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FINC shall not have to make any reimbursement for works, repairs and/or replacements carried out by ATL without the prior approval of  FINC.
In any case, any guarantee and/or liability by FINC for repairs and/or replacement work carried out outside FINC's Shipyards is excluded.

24.3.  End-guarantee works, if any, will be done at Muggiano Shipyard, where ATL will make the Ship available at the end of the 12 months period at its care and cost.
If, in accordance with ATL, repairs and/or replacements will be done due to use and/or maintenance activities, ATL shall be charged with the relevant expenses.

24.4.  FINC's liability shall be limited to the foregoing obligation, and FINC and its sub-contractors and suppliers shall have no liability whatsoever for damages in any way deriving from or consequential to the foregoing defects or connected with deviations or with the repair and replacement processes; likewise is excluded any other liability deriving from or in any way connected with any other cause not included in the foregoing guarantee obligation, which covers solely repair and/or replacement.
FINC shall not be liable for defects or deviations due to normal wear and tear of the materials and for any damage whatsoever due to use of the Ship, to accidents occurred with the Ship moored and/or at sea, or to fires, mismanagement or negligence in the use of the Ship by ATL or by persons which, at the time of the damage, were in possession of or governing the Ship, and FINC will not bear any responsibility for repair and/or replacement consequent to the above ..

24.5.  FINC shall have the right during the first six months of the guarantee period to put on board of the Ship, at its costs, an engineer to follow the operations of the Ship. ATL will recognise to the engineer a treatment on  board of the same level of the chief engineer: during the stay on board of the guarantee engineer, all communications related to guarantee problems will be presented to him.

ARTICLE  25.   TAXES  –  DUTIES  AND  OTHER  CHARGES

All taxes, including income taxes , duties, dues and fees or similar charges levied by the Republic of Italy for the implementation of this Contract shall be borne by FINC.
All taxes, including income taxes, whether for persons and/or Companies, duties dues and fees or similar charges levied by Germany in connection with the implementation of this Contract shall be borne by ATL.

ARTICLE  26.   CONFIDENTIALITY

No advertisement or statement in respect of the terms and conditions of this Contract shall be published or made by FINC or by ATL in any newspaper, magazine or in any other form of media without the prior written agreement of both parties.

ARTICLE 27.   CONTRACT EFFECTIVE DATE

This Contract shall become effective when the first payment instalment as per Art 10.2 letter a)  has been cashed by FINC.

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In the event that the first payment will not be made for whatever reason, within 30 calendar days from the signature of this Contract, FINC will have the right to update Terms and Conditions of this Contract.

ARTICLE  28.   LAW  AND  DISPUTES

The present Contract is ruled by the laws of Switzerland.
Any disputes, conflicts or differences of any kind, which shall arise between the Parties with regard to the interpretation of this Contract, or relating to the performance of any of the agreed obligations, under this Contract shall, if possible, be amicably settled.
Failing such amicable settlement the Parties have elected to have the dispute referred to an arbitration tribunal of three arbitrators, who will judge in Geneva (Switzerland) in accordance with the provisions of the Rules of Conciliation and Arbitration of the International Chamber of Commerce, to which the Parties declare to adhere.
The two Parties shall pay fees and expenses of the arbitration proceeding in accordance with the award passed by the Arbitration Tribunal.
The award passed by the Arbitration Tribunal shall be final and binding on both Parties and shall be enforceable before any court of competent jurisdiction.
The commencement of any arbitration proceeding under this Clause shall in no way affect the continual performance of the obligations of the Parties under this Contract, except insofar as such obligation relate to the subject matter of such proceedings.

ARTICLE  29.   MISCELLANEOUS

This Contract constitutes the entire agreement between ATL and FINC and supersedes and cancels all prior representations, negotiations, letters, acceptances, agreements and understandings, whether verbal or written, between ATL and FINC, with respect to or in connection with any of the matters or things to which this Contract applies or refers.

Any amendment to this Contract shall be made in the form of a written amendment, fully agreed and signed by ATL and FINC.

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ARTICLE  30.   ELECTION OF DOMICILE

For all the purposes of this Contract, ATL elects its domicile in Garrelsstraße 14, 26789 Leer, Germany , and FINC in Via Cipro 11, 16129 Genoa, Italy.

SIGNATURE

This Contract is signed in three (3) identical originals, one for FINC, one for ATL and the third copy (with signatures authenticated by a Notary Public in the place of signature) for the registration in the Italian Coast Guard of the territory in which the Ship is built.

SIGNED by  Dr. Niels Hartmann and Capt. Bernhard Wichers
who hereby declare to act on behalf of
and be duly authorised by ATL

----/S/---------------------------------------------------- /S/----------------------------------------------------

SIGNED by Mr. Enrico Bonetti
who hereby declares to act  on behalf of
and be duly authorised by  FINC

----/S/----------------------------------------------------

DATE  ……22/09/06……………………………     PLACE …Leer………………….……….……….

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